Exhibit 99.1

Merit Energy Company’s Divested Properties

Subsequently Acquired by Black Elk Energy Offshore Operations, LLC

Statements of Revenues and Direct Operating Expenses of Merit Energy Company’s

Oil and Gas Properties under contract for Purchase by Black Elk Energy Offshore Operations, LLC

For the Three-Month Periods Ended March 31, 2011 and 2010 (Unaudited)

and the Years Ended December 31, 2010, 2009 and 2008

Contents

Independent Auditors’ Report	2
Statements of Revenues And Direct Operating Expenses	3
Notes to Statements of Revenues And Direct Operating Expenses	4

Independent Auditors’ Report

The Members

Merit Energy Company, LLC:

We have audited the accompanying statements of revenues and direct operating expenses of Merit Energy Company’s oil and gas properties under contract for purchase by Black Elk Energy Offshore Operations, LLC (the Properties) for each of the years in the three-year period ended December 31, 2010. These statements are the responsibility of the Properties’ management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements referred to above were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statements are not intended to be a complete presentation of the revenues and expenses of the Properties.

In our opinion, the statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of Merit Energy Company’s oil and gas properties under contract for purchase by Black Elk Energy Offshore Operations, LLC for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas

May 17, 2011

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF MERIT ENERGY COMPANY’S OIL AND GAS PROPERTIES UNDER CONTRACT FOR

PURCHASE BY BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(In thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008
	(Unaudited)

Revenues	$31,454	$33,227	$118,588	$102,892	$285,380
Direct Operating Expenses:	21,728	16,539	75,430	51,293	70,466

Excess of Revenues over Direct Operating Expense	$9,726	$16,688	$43,158	$51,599	$214,914

See accompanying Notes to Statements of Revenues and Direct Operating Expenses

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF MERIT ENERGY COMPANY’S OIL AND GAS PROPERTIES UNDER CONTRACT FOR

PURCHASE BY BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

NOTE 1 – BASIS OF PRESENTATION

On March 17, 2011, Black Elk Energy Offshore Operations, LLC ( “Black Elk”) entered into an agreement with Merit Management Partners I, L.P., Merit Management Partners II, L.P., Merit Management Partners III, L.P., Merit Energy Partners III, L.P., MEP III GOM, LLC, Merit Energy Partners D-III, L.P., Merit Energy Partners E-III, L.P. and Merit Energy Partners F-III, L.P. (“Merit Energy”) to sell certain offshore oil and gas properties and related facilities located in the Gulf of Mexico (the “Properties”) as defined in the Purchase and Sale Agreement between the Black Elk and Merit Energy for approximately $40 million, subject to normal closing adjustments, with an effective date of January 1, 2011. The accompanying statements of revenues and direct operating expenses relate only to the properties to be divested by Merit Energy and subsequently acquired by Black Elk (Black Elk Properties).

Historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the Black Elk Properties. During the periods presented, the Black Elk Properties were not accounted for or operated as a consolidated entity or as a separate division by Merit Energy. The accompanying statements of revenues and direct operating expenses related to the Black Elk Properties were prepared from the historical accounting records of Merit Energy.

Certain indirect expenses, as further described in Note 4, were not allocated to the Black Elk Properties and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and may not be indicative of the performance of the properties on a stand-alone basis.

These statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, stakeholder’s equity and cash flows of the Black Elk Properties and are not necessarily indicative of the results of operations for the Black Elk Properties going forward.

The accompanying statements of revenues and direct operating expenses for the three months ended March 31, 2011 and 2010 are unaudited but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the revenues and direct operating expenses of the Properties for those periods.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Revenue Recognition

Merit Energy utilizes the sales method of accounting for oil and natural gas revenues whereby revenues, net of royalties, are recognized based on the actual volumes of oil and natural gas production sold to purchasers. The amount of gas sold may differ from the amount to which Merit Energy is entitled based on its revenue interests in the properties.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF MERIT ENERGY COMPANY’S OIL AND GAS PROPERTIES UNDER CONTRACT FOR

PURCHASE BY BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

Direct Operating Expenses

Direct operating expenses, which are recognized on an accrual basis, relate to the direct expenses of operating the Black Elk Properties. The direct operating expenses include lease operating, ad valorem tax and production tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

Subsequent Events

Merit Energy management has evaluated subsequent events from December 31, 2010 through May 17, 2011, the date at which the financial statements were available to be issued.

Note 3 – CONTINGENCIES

The activities of the Black Elk Properties are subject to potential claims and litigation in the normal course of operations. Merit Energy management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the Black Elk Properties.

Note 4 – EXCLUDED EXPENSES

The Black Elk Properties were part of a much larger enterprise prior to the expected date of the sale by Merit Energy to Black Elk. Indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to the Black Elk Properties and have been excluded from the accompanying statements. In addition, any allocation of such indirect expenses may not be indicative of costs which would have been incurred by the Black Elk Properties on a stand-alone basis.

Also, depreciation, depletion, and amortization have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not be indicative of the depletion calculated on the Black Elk Properties on a stand-alone basis.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF MERIT ENERGY COMPANY’S OIL AND GAS PROPERTIES UNDER CONTRACT FOR

PURCHASE BY BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

Note 5 – SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The estimates of Proved Oil and Gas Reserves as of December 31, 2010, 2009 and 2008 were prepared for Merit Energy utilizing year-end estimates of reserve quantities provided by third-party independent petroleum engineering consultants. The estimated proved net recoverable reserves presented below include only those quantities that were expected to be commercially recoverable at the SEC applicable prices and costs for each year under the then existing regulatory practices and with conventional equipment and operating methods. Proved Developed Reserves represent only those reserves estimated to be recovered through existing wells. Proved Undeveloped Reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required. All of the Black Elk Properties’ Proved Reserves are located offshore in the Gulf of Mexico.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of our oil and natural gas properties. Estimates of fair value should also consider unproved reserves, anticipated future oil and natural gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is subjective and imprecise.

The following table sets forth estimates of the proved oil and natural gas reserves (net of royalty interests) for the Black Elk Properties and changes therein, for the periods indicated.

	Oil (BBLS)	Gas (MCF)
Proved Reserves
Balance at December 31, 2007	5,953,005	156,055,234
Production	(794,336)	(21,085,790)
Revisions	1,583,855	1,549,947

Balance at December 31, 2008	6,742,524	136,519,391
Production	(585,480)	(17,260,533)
Revisions	(187,691)	(8,117,850)

Balance at December 31, 2009	5,969,353	111,141,008
Production	(838,156)	(14,978,056)
Revisions	985,676	(13,652,085)

Balance at December 31, 2010	6,116,873	82,510,867

	Oil (BBLS)	Gas (MCF)
Proved Developed Reserves
December 31, 2008	5,651,062	110,743,758
December 31, 2009	5,587,032	87,547,844
December 31, 2010	5,622,170	64,191,879

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF MERIT ENERGY’S OIL AND GAS PROPERTIES UNDER CONTRACT FOR

PURCHASE BY BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

Standardized Measure of Discounted Future Net Cash Flows

We have summarized the Standardized Measure related to our proved oil, natural gas and NGL reserves. We have based the following summary on a valuation of Proved Reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to Proved Reserves from the purchase of reserves in place and new discoveries and extensions could vary significantly from year to year; additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could also be significant. Accordingly, you should not view the information presented below as an estimate of the fair value of our oil and natural gas properties, nor should you consider the information indicative of any trends.

Standardized Measure of Oil and Gas

	December 31,
In Thousands	2010	2009	2008

Future Cash Inflows	$769,670	$780,544	$1,112,178
Future Production Costs	(463,652)	(453,589)	(426,591)
Future Development Costs	(132,717)	(155,557)	(181,323)

Future Net Cash Flows	173,301	171,398	504,264
Discount of 10% per annum	(39,651)	(48,083)	(122,022)

Standardized Measure of Discounted Future Net Cash Flows	$133,650	$123,315	$382,242

During recent years, prices paid for oil and natural gas have fluctuated significantly. Estimated discounted future net cash flows in the table above for December 31, 2010, 2009 and 2008 were computed using NYMEX prices of $79.79, $61.08, and $44.60 per barrel of oil, respectively, and $4.39, $3.99, and $5.62 per MMBTU of natural gas, respectively.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF MERIT ENERGY COMPANY’S OIL AND GAS PROPERTIES UNDER CONTRACT FOR

PURCHASE BY BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the periods indicated.

Changes in Standardized Measure

(In thousands)

Balance at December 31, 2007	$869,242
Sales of oil and natural gas produced, net	(214,914)
Net changes in prices and production costs	(426,756)
Previously estimated development costs incurred	78,676
Net changes in future development costs	(22,710)
Revisions of previous quantity estimates	32,457
Accretion of discount	80,231
Other	(13,984)

Balance at December 31, 2008	$382,242
Sales of oil and natural gas produced, net	(51,599)
Net changes in prices and production costs	(235,813)
Previously estimated development costs incurred	19,601
Net changes in future development costs	4,435
Revisions of previous quantity estimates	(14,797)
Accretion of discount	32,309
Other	(13,063)

Balance at December 31, 2009	$123,315
Sales of oil and natural gas produced, net	(43,158)
Net changes in prices and production costs	33,500
Previously estimated development costs incurred	9,716
Net changes in future development costs	10,121
Revisions of previous quantity estimates	(15,319)
Accretion of discount	12,681
Other	2,794

Balance at December 31, 2010	$133,650